UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2023

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Park Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	NYMT	NASDAQ	Stock Market

8.000% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTN	NASDAQ	Stock Market

7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTM	NASDAQ	Stock Market

6.875% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTL	NASDAQ	Stock Market

7.000% Series G Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25.00 Liquidation Preference	NYMTZ	NASDAQ	Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On March 1, 2023, in connection with the previously announced one-for-four reverse stock split (the “Reverse Stock Split”) of shares of common stock, par value $0.01 per share (the “Common Stock”), of New York Mortgage Trust, Inc. (the “Company”), the Company filed Articles of Amendment to its charter (the “Amendment”) with the Maryland State Department of Assessments and Taxation. The Amendment will take effect as of 12:01 a.m., Eastern Time, on March 9, 2023 (the “Effective Time”). At the Effective Time, every four issued and outstanding shares of Common Stock will be converted into one share of Common Stock, par value $0.04 per share. Effective immediately after the Effective Time, the Amendment will revert the par value of the Common Stock to $0.01 per share. The Reverse Stock Split also effected a proportionate reduction in the Company’s authorized shares of Common Stock from 800,000,000 shares to 200,000,000. The Common Stock will begin trading on a reverse split-adjusted basis on the Nasdaq Global Select Market (“Nasdaq”) beginning on March 9, 2023. The Common Stock will continue trading on the Nasdaq under the symbol “NYMT” with a new CUSIP number (649604840).

Pursuant to the Amendment, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that would hold fractional shares as a result of the Reverse Stock Split will be entitled to receive, in lieu of such fractional shares, cash in an amount based on the closing price of the Common Stock on the Nasdaq on March 8, 2023. The Reverse Stock Split will apply to all outstanding shares of Common Stock and therefore will not affect any stockholder’s ownership percentage of the Common Stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Stockholders of record will receive information from American Stock Transfer & Trust Company, the Company’s transfer agent, regarding their Common Stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares. Stockholders who hold their shares of Common Stock in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 3.03 above is incorporated herein by reference.

Item 8.01. Other Events.

Adjustment to Equity Plan and Awards

At the Effective Time, the aggregate number of shares of Common Stock issuable under the Company’s 2017 Equity Incentive Plan (the “Plan”) will be ratably adjusted to reflect the Reverse Stock Split. The number of shares of Common Stock issuable pursuant to equity and equity-based awards outstanding under the Plan will also be ratably adjusted at the Effective Time to reflect the Reverse Stock Split.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Articles of Amendment of the Company, effective as of March 9, 2023.
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: March 7, 2023	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng
Chief Financial Officer